UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2011

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 300, 400 – 5 Avenue SW, Calgary, Alberta, Canada	T2P 0L6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 539-8710

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into Material Definitive Agreement
Item 3.02         Unregistered Sales of Equity Securities
Item 7.01         Regulation FD Disclosure

November 21, 2011, our directors approved the adoption of our 2011 Stock Option Plan which permits our company to issue up to 2,000,000 options to acquire shares of our common stock, to employees and such other persons who are not employees of our company, as the plan administrator shall select, upon the grant of stock options under the 2011 Stock Option Plan.

On November 21, 2011, we granted 300,000 stock options to Arthur Halleran, a director of our company, pursuant to our 2011 Stock Option Plan, at an exercise price of $0.10 per share, exercisable until November 21, 2016. We issued the stock options to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01         Financial Statements and Exhibits

10.1	2011 Stock Option Plan

10.2	Form of Stock Option Agreement for 2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ David Johnson
David Johnson
President and Director
Date: November 22, 2011